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                                                                    EXHIBIT 99.2


                           LOAN AND SECURITY AGREEMENT



         THIS LOAN AND SECURITY AGREEMENT, dated as of June 30, 1999, is entered into between CAPITAL FACTORS, INC., a Florida corporation ("Capital"), and SWISHER INTERNATIONAL, INC., a Nevada corporation ("Borrower").

         The parties agree as follows:

         1.       DEFINITIONS

                  In addition to the defined terms contained in the first paragraph above, as used herein, the following terms shall have the following definitions:

                  1. "Accounts" means all presently existing and hereafter arising accounts (as that term is defined in the Code), contract rights, instruments, notes, drafts, documents, chattel paper and all other forms of obligations owing to Borrower, and any and all credit insurance, guaranties and other security therefor, as well as all merchandise returned to or reclaimed by Borrower.

                  2. "Agreement" means this Loan and Security Agreement and any supplements, amendments or modifications to this Loan and Security Agreement.

                  3.       "Annual Fee" shall have the meaning set forth in
Section 2.9.3.

                  4. "Borrowing Base Certificate" means the certificate, substantially in the form of Exhibit 1.4, with appropriate insertions, to be submitted to Capital by Borrower pursuant to this Agreement and certified as true and correct by the Chief Executive Officer or the Chief Financial Officer of Borrower.

                  5. "Borrower's Books" means all of Borrower's books and records including, but not limited to: minute books; ledgers; records indicating, summarizing or evidencing Borrower's assets, liabilities, and the Accounts; all information relating to Borrower's business operations; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information.

                  6. "Capital Expenses" means all of the following: (i) costs or expenses (including, without limitation, taxes and insurance premiums) required to be paid by Borrower under this Agreement or any of the other Loan Documents which are paid or advanced by Capital; (ii) filing, recording, publication and search fees paid or incurred by Capital; and (iii) costs, fees (including reasonable attorneys' and paralegals' fees) and expenses incurred by or charged to Capital: (a) to audit Borrower and the Collateral; (b) to correct any default or enforce any provision of this Agreement, any of the other Loan Documents and any guaranty of the Obligations, whether or not litigation is commenced; (c) in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; (d) in collecting the Accounts and in collecting the Obligations, whether from Borrower, any guarantor or both; and (e) in structuring, drafting, reviewing, amending, defending or concerning this Agreement or any of the other Loan Documents.

                  7. "Code" means the North Carolina Uniform Commercial Code, and any and all terms used in this Agreement which are defined in the Code and are not defined herein shall be construed and defined in accordance with the definition of such terms under the Code.

                  8.       "Collateral" means each and all of the following:

                           1.       the Accounts;

                           2.       the General Intangibles;

                           3.       the Negotiable Collateral;

                           4.       any money, deposit accounts or other assets
of Borrower in which Capital receives a security interest or which hereafter come into the possession, custody or control of Capital;

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                           5.       the promissory notes and security agreements
pledged by Borrower and any Guarantor;

                           6.       the proceeds of any of the foregoing,
including, but not limited to, proceeds of insurance covering the Collateral, or any portion thereof, and any and all Accounts, General Intangibles, Negotiable Collateral, money, deposit accounts or other tangible and intangible property resulting from the sale or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.

                  9. "Daily Balance" means and refers to the amount determined by taking the amount of the Obligations owed at the beginning of a given day, adding any new Obligations advanced or incurred on such date, and subtracting any payments or collections which are deemed to be paid on that date under the provisions of this Agreement.

                  10. "Debt to Tangible Net Worth Ratio" means the figure derived by dividing Borrower's total liabilities, exclusive of Subordinated Debt, by Borrower's Tangible Net Worth. Borrower's total liabilities shall be determined in accordance with GAAP consistently applied.

                  11.      "Eligible Accounts" means and includes those Accounts
(i) which have been validly assigned to Capital, (ii) strictly comply with all of Borrower's warranties and representations to Capital, (iii) contain payment terms of net thirty (30) days, or less, from the date of invoice, and (iv) are not past due more than one hundred and twenty (120) days from the invoice due date; provided, however, that Eligible Accounts shall not include the following:
(a) Accounts with respect to which the account debtor is an officer, employee or agent of Borrower except for Lone Star Hygiene, L.L.C. and Charlotte Hygiene Associates, L.L.C.; (b) Accounts with respect to which services or goods are placed on consignment, guaranteed sale, or other terms by reason of which the payment by the account debtor may be conditional (other than that portion of the Accounts which are subject to retention); (c) Accounts with respect to which the account debtor is not a resident of the United States or Canada; (d) Accounts with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States; provided, however, that an Account shall not be deemed ineligible by reason of this clause (d) if Borrower has completed all of the steps necessary to comply with the Federal Assignment of Claims Act of 1940 (31 U.S.C. ss.203) with respect to such Account; (e) Accounts with respect to which the account debtor is any state of the United States or any city, town, municipality, county or division thereof; (f) Accounts with respect to which the account debtor is a subsidiary of, related to, affiliated with, or has common officers or directors with Borrower except for Lone Star Hygiene, L.L.C. and Charlotte Hygiene Associates, L.L.C.; (g) Accounts with respect to which Borrower is or becomes liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (h) that portion of the Accounts owed by an account debtor which exceeds twenty percent (20%) of all Eligible Accounts; (i) all of the Accounts owed by an account debtor who is the subject of an Insolvency Proceeding; (j) all of the Accounts owed by an account debtor where twenty-five percent (25%) or more of all of the Accounts owed by that account debtor are past due more than one hundred and twenty (120) days from the invoice due date; and (k) Accounts for which the services have not yet been rendered to the account debtor or the goods sold have not yet been delivered to the account debtor (commonly referred to as "pre-billed accounts").

                  12. "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, motor vehicles, tools, parts, dies, jigs, goods, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, wherever located.

                  13. "Event of Default" means the occurrence of any one of the events set forth in Section 9.

                  14.      "Facility Fee" shall have the meaning set forth in
Section 2.9.1.

                  15. "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

                  16. "General Intangibles" means all of Borrower's present and future general intangibles and all other presently owned or hereafter acquired intangible personal property of Borrower (including,



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without limitation, any and all choses or things in action, goodwill, patents, trade names, trademarks, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, tax refunds and tax refund claims) other than goods and Accounts, as well as Borrower's Books relating to any of the foregoing.

                  17.      "Governing Rate" shall have the meaning set forth in
Section 2.4.

                  18. "Guarantor" means individually, and "Guarantors" means collectively, the following persons and entities::

                           1.       Swisher Hygiene Franchise Corporation, a
North Carolina corporation and wholly-owned subsidiary of Borrower; and

                           2.       Swisher Pest Control Corporation, a North
Carolinia corporation and wholly-owned subsidiary of Borrower.

                  19.      "Initial Term" shall have the meaning set forth in
Section 3.1.

                  20. "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions generally with its creditors.

                  21. "Inventory" means and includes all of Borrower's present and future inventory in which Borrower has any interest, including, but not limited to, goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

                  22. "Judicial Officer or Assignee" means any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian or assignee for the benefit of creditors.

                  23. "Loan Documents" means collectively this Agreement, the Lock Box Agreement, the Pledge Agreements and any other agreements entered into between Borrower and Capital in connection with this Agreement.

                  24. "Lock Box Agreement" means that certain Lock Box Agreement, of even date herewith, among SouthTrust Bank, Borrower and Capital.

                  25. "Maximum Credit Line" means One Million Seven Hundred and Fifty Thousand and 00/100 Dollars ($1,750,000.00).

                  26. "Negotiable Collateral" means all of Borrower's present and future letters of credit, advises of credit, notes, drafts, instruments, documents, leases, and chattel paper, and Borrower's Books relating to any of the foregoing.

                  27. The term "Net Worth" means, as of any date, the total assets of Borrower minus the total liabilities of Borrower calculated in conformity with GAAP.

                  28. "Obligations" means any and all loans, advances, debts, liabilities (including, without limitation, any and all amounts charged to Borrower's account pursuant to any agreement authorizing Capital to charge Borrower's account), obligations, lease payments, guaranties, covenants and duties owing by Borrower to Capital of any kind and description (whether advanced pursuant to or evidenced by this Agreement, any of the other Loan Documents, or any other instrument, or by any other agreement between Capital and Borrower and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, any debt, liability or obligation owing from Borrower to others which Capital may have obtained by assignment or otherwise, and further including, without


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limitation, all interest not paid when due and all Capital Expenses which
Borrower is required to pay or reimburse by this Agreement, by law, or otherwise.

                  29.      "Over Advance" shall have the meaning set forth in
Section 2.2.

                  30. "Pledge Agreements" means those certain Pledge Agreements entered into between the Guarantors and Capital and the Borrower and Capital each dated June 30, 1999, as same may be modified, extended, amended or restated from time to time.

                  31. "Prime Rate" means the variable rate of interest, per annum, most recently announced by the Reference Bank as its "prime rate," with the understanding that the Reference Bank's "prime rate" is one of its index rates and merely serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest or best rate at which the Reference Bank calculates interest or extends credit.

                  32. "Reference Bank" means Union Planters Bank, N.A. and if at any time during the term of this Agreement such bank shall no longer publish a prime rate of interest or shall otherwise cease to exist, Capital shall be entitled to designate as the "Reference Bank" any other bank whose prime rate of interest is published from time to time in the Wall Street Journal.

                  33.      "Renewal Term" shall have the meaning set forth in
Section 3.1.

                  34. "Subordinated Debt" means all of the indebtedness owed by Borrower to any third parties, including the Subordinating Creditor(s), the repayment of which is subordinated to the repayment of the Obligations pursuant to the terms of a subordination agreement approved by Capital in its sole and absolute discretion.

                  35. "Tangible Net Worth" means an amount equal to the Net Worth of Borrower increased by Subordinated Debt and decreased by the following: patents, licenses, leasehold improvements, goodwill, subscription lists, organization expenses, monies due from affiliates (including officers, directors and shareholders), security deposits, and prepaid costs and expenses.

                  36. "Working Capital" means the amount determined by subtracting the aggregate amount of Borrower's current liabilities, excluding amounts owed under the Loan and Security Agreement, from the aggregate amount of Borrower's current assets. Borrower's current liabilities and current assets shall be determined in accordance with GAAP consistently applied.

                  37. Other Definitional Provisions. References to "Sections", "subsections", and "Exhibits" shall be to Sections, subsections, and Exhibits, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement; references to any person includes their respective permitted successors and assigns or people succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.


         2.       LOANS AND TERMS OF PAYMENT

                  1. Advances. Upon the request of Borrower, made at any time and from time to time during the term of this Agreement, and so long as no Event of Default has occurred, Capital shall lend to Borrower, up to eighty percent (80%) of the net amount of Borrower's Eligible Accounts (the "net amount" of Eligible Accounts means the gross amount of said Eligible Accounts less returns, discounts (based upon the shortest or longest payment terms, as Capital may elect), credits, or allowances of any nature at any time issued, owing, claimed by account debtors, granted or outstanding) based upon the Borrowing Base Certificate which must be



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submitted to Capital in connection with such request; provided, however, that in no event shall Capital be obligated to make advances to Borrower under this
Section 2.1 whenever the aggregate amount of the then outstanding advances made pursuant to this Section 2.1 exceeds or would exceed as a result of the requested advance, the Maximum Credit Line.

                  2. Over Advances. All of the advances made pursuant to Sections 2.1 and any supplement, if any, to this Agreement shall be added to and deemed part of the Obligations when made. If, at any time and for any reason, the amount of advances made pursuant to Sections 2.1 and such supplement, if any, exceed the percentage or dollar limitations set forth in Section 2.1 and in such supplement, as applicable, or if all of Borrower's Obligations, at any time and for any reason, exceed the Maximum Credit Line (an "Over Advance"), then Borrower, upon Capital's election and demand, shall immediately pay to Capital, in cash, the amount of such excess.

                  3. Authorizations. Capital is hereby authorized to make the loan and the extensions of credit provided for in this Agreement based upon telephonic or other instructions and transaction reports received from any one of the authorized personnel of Borrower identified on Exhibit 2.3, or, at the discretion of Capital, if such extensions of credit are necessary to satisfy any Obligations of Borrower to Capital. Although Capital shall make a reasonable effort to determine the person's identity, Capital shall not be responsible for determining the exact identity of the person calling and Capital may act on the instructions of anyone it perceives to be one of the authorized personnel identified on Exhibit 2.3.

                  4. Interest Rates. All Obligations owed by Borrower to Capital shall bear interest, on the average Daily Balance owing, at a rate two (2.0%) percentage points above the Prime Rate (the "Governing Rate"). Notwithstanding the foregoing, at no time during the term of this Agreement shall the Governing Rate be less than seven percent (7.0%), per annum. All Obligations owed by Borrower to Capital shall bear interest, from and after written notice by Capital to Borrower of the occurrence of an Event of Default, and without constituting a waiver of any such Event of Default, on the average Daily Balance owing, at a rate five (5) percentage points above the Governing Rate. All interest chargeable under this Agreement shall be computed on the basis of a three hundred sixty (360) day year for actual days elapsed.

                  5. Payment of Obligations. Borrower promises to repay all Obligations when due in accordance with the terms of this Agreement and the other Loan Documents. All payments with respect to any of the Obligations shall be made to Capital on the date when due, in Dollars and in immediately available funds, without any offset or counterclaim. Except where evidenced by notes or other instruments issued or made by Borrower to Capital specifically containing payment provisions which are in conflict with this Section 5 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

                  (a) Principal payable on account of advances (or any loan) shall be paid by Borrower to Capital upon (i) each receipt by Capital or Borrower of any proceeds of any of the Collateral, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Capital elects to accelerate the maturity and payment of the Obligations, and
(iii) termination of the Credit Facility pursuant to Section 3 hereof; provided, however, that if an Over Advance Condition shall exist at any time, Borrower shall, ON DEMAND, repay the Obligations to the extent necessary to eliminate the Over Advance Condition.

                  (b) Payment of Interest. The Prime Rate as of the date of this Agreement is seven and three quarters percent (7.75%) per annum. In the event that the Prime Rate announced is, from time to time hereafter, changed, adjustment in the rate of interest payable by Borrower shall be made as of 12:01 a.m. on the first (1st) day of the calendar month following such change and shall be based on the Prime Rate in effect as of the last day of the immediately preceding calendar month. The minimum interest payable by Borrower under this Agreement shall in no event be less than Two Hundred Fifty and 00/100 Dollars ($250.00) for each month during the term of this Agreement. All interest payable by Borrower shall be due and payable on the first (1st) day of each calendar month during the term of this Agreement and Capital shall, at its option, charge such interest and any and all Capital Expenses to Borrower's loan account with Capital, which amounts shall thereupon constitute Obligations hereunder and shall thereafter accrue interest at the rate then provided under this Agreement.

                  (c) All costs, fees, charges and Capital Expenses payable pursuant to this Agreement shall be payable by Borrower to Capital as and when incurred.



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                  (d)      The balance of the Obligations requiring the payment
of money, if any, shall be payable by Borrower to Capital as and when provided in this Agreement, or if no date of payment is otherwise specified in the Loan Documents, ON DEMAND.

                  (e) Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Capital from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Capital shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Capital or its agent against the Obligations, in such manner as Capital may deem advisable. If as the result of collections of Borrower's advances and Accounts a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Event of Default exists.

                  (f) All Loans to Constitute One Obligation. The Advances shall constitute one general Obligation of Borrower, and shall be secured by Capital's lien upon all of the Collateral.

                  (g) Loan Account. Capital shall establish an account on its books (the "Loan Account") and shall enter all Advances (or loans) as debits to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Capital, and may record therein, in accordance with customary accounting practice, other debits and credit, including interest and all charges and expenses properly chargeable to Borrower.

                  5.1 Maximum Interest. Regardless of any provision contained in this Agreement or any other agreement or document executed in connection herewith, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Capital pursuant to the terms of this Agreement or any other Loan Document and that are deemed interest under applicable law exceed the highest rate permissible under any applicable law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by Capital of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Capital to charge of receive in any event, interest or any charges, amounts, premiums or fees deemed interest by applicable law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the maximum rate allowable under applicable law and in no event shall Borrower be obligated to pay Interest exceeding such maximum rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay Interest exceeding the maximum rate allowable under applicable law shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such maximum rate. If any Interest is charged or received in excess of the maximum rate allowable under applicable law ("Excess"), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Capital does not intend to collect any unearned interest in the event of any such acceleration. Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 2 of this Agreement and the maximum rate of interest allowable under applicable law, such an unintentional result could inadvertently occur. All monies paid to Capital hereunder or under any other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (ii) Borrower shall not seek or pursue any other remedy, legal or equitable, against Capital, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the maximum rate allowable under applicable law. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Capital, all interest at any time contracted for, charged or received from Borrower in connection with this Agreement and any other agreement or document executed in connection herewith, any of the Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower and



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Capital shall, to the maximum extent permitted under applicable law, (i)
characterized any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recommitted by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

                  6. Borrowing Base Certificate. Concurrent with the execution of this Agreement by Borrower and concurrent with each request for an advance pursuant to Section 2.1, and on the fifteenth (15th) day of each month during the term of this Agreement, Borrower shall deliver to Capital a fully completed Borrowing Base Certificate certified by the Chief Executive Officer or Chief Financial Officer of Borrower as being true and correct as of the last day of the immediately preceding calendar month. Concurrent with the delivery of the Borrowing Base Certificate, Borrower shall provide a written report to Capital of all returns and all material disputes and claims. If Borrower fails to deliver to Capital the Borrowing Base Certificate on the date when due, then notwithstanding any of the provisions contained in Section 2.1 or in any other Loan Document to the contrary, Capital shall not make any advances to Borrower until the Borrowing Base Certificate is delivered to Capital.

                  7. Collections. Borrower shall instruct all of the account debtors to make payments to the post office box established pursuant to the Lock Box Agreement. Capital or Capital's designee may, at any time, notify customers or account debtors of Borrower that the Accounts have been assigned to Capital and that Capital has a security interest therein, collect them directly, and charge the collection costs and expenses to Borrower's loan account, but, unless and until Capital does so or gives Borrower other written instructions, Borrower shall be entitled to collect the Accounts and, upon receipt, Borrower shall immediately deliver to Capital the proceeds of such Accounts, together with a fully completed Collection Report in the form of Exhibit 2.7. Borrower agrees that all payments received by Borrower in connection with the Accounts and any other Collateral shall be held in trust for Capital as Capital's trustee. The receipt of any wire transfer of funds, check, or other item of payment by Capital shall be applied to conditionally reduce Borrower's Obligations, but shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Capital or unless and until such check or other item of payment is honored when presented for payment. The receipt of any wire transfer, check or other item of payment by Capital shall be deemed to have been paid to Capital three (3) business days after the date Capital actually receives possession of such wire transfer of funds, check or other item of payment.

                  8. Monthly Statements. Capital shall render monthly statements of the Obligations owing by Borrower to Capital, including statements of all principal, interest, and Capital Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Capital unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Capital, by registered or certified mail, at Capital's address indicated in Section 13, written objection thereto specifying the error or errors, if any, contained in any such statement and Capital in its good faith discretion determines such exceptions are accurate and makes an appropriate adjustment. If Borrower fails to so notify Capital of same, then said monthly statement shall be deemed to have been delivered to Borrower and shall be final and conclusive on Borrower. At Capital's request, Borrower shall execute and deliver to Capital from time to time, promissory notes in form and context satisfactory to Capital to evidence balances owing in Borrower's Loan Account, but notwithstanding any such request for or delivery of such notes, the monthly statements of Obligations shall be prima facie evidence of the Advances (loans) and, to the extent intended by Capital to be included therein, Obligations owing to Capital.

                  9.       Fees.

                           1.       Closing Facility Fee. On the effective date
of this Agreement, Borrower shall pay a facility fee (the "Facility Fee") equal to one percent (1.0%) of the "Maximum Credit Line". Payment of the Facility Fee shall be made as of the due date by charging Borrower's account with the amount of the Facility Fee. The Facility Fee shall represent an unconditional payment to Capital in consideration of Capital's agreement to extend financial accommodations to Borrower pursuant to this Agreement and shall not reduce or be a deposit on account of the Obligations.



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                           2.       If, at any time or times regardless of
whether or not an Event of Default then exists, Capital incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with the loan transaction described herein, including: (i) the negotiation and preparation of any amendment of or modification of this Agreement or any of the other Loan Documents; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suite, proceeding or action (whether instituted by Capital, Borrower or any other person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (iv) any attempt to enforce any rights of Capital, Borrower or any other person which may be obligated to Capital by virtue of this Agreement or any of the other Loan Documents, including any Account Debtor or Guarantor; (v) any consultations regarding this Agreement or any other Loan Documents or preparation thereof, or the financing extended hereunder; or (vi) any attempt to inspect, verify, protect, preserve, perfect or continue the perfection of Capital's liens upon, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other reasonable costs and out-of-pocket expenses of Capital shall be charged to Borrower. All amounts chargeable to Borrower under this Section 2.9 shall be Obligations secured by all of the Collateral, shall be payable on demand to Capital and shall bear interest from the date such demand is made until paid in full at the rate applicable to Advances.

Borrower shall pay to Capital, ON DEMAND, any and all reasonable fees, costs or expenses which Capital pays to a bank or other similar institution arising out of or in connection with (i) the forwarding, by Capital to Borrower or any other person or entity on behalf of the Borrower of proceeds of Advances made by Capital to Borrower pursuant to this Agreement and (ii) the depositing for collection by Borrower, of any payment item received or delivered to Capital on account of the Obligations. All fees payable hereunder shall be fully earned by Capital when due and payable and, except as otherwise set forth herein or required by applicable law, shall not be subject to refund, rebate or proration. All fees provided for in this Section 2 shall be deemed to be for compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

                           3.       Annual Fee. On the anniversary date of this
Agreement and on the first day of each Renewal Term thereafter, Borrower shall pay to Capital an annual fee (the "Annual Fee") in an amount equal to one-half percent (.50%) of the then prevailing Maximum Credit Line. Payment of the Annual Fee shall be made as of the due date by charging Borrower's account with the amount of the Annual Fee. The Annual Fee shall represent an unconditional payment to Capital in consideration of Capital's agreement to extend financial accommodations to Borrower pursuant to this Agreement and shall not reduce or be a deposit on account of the Obligations.

                  3.       TERM AND PREPAYMENT

                           1.       Term.

                                    1.       This Agreement shall have an
initial term (the "Initial Term) of three (3) years commencing on the date hereof and, and shall thereafter be automatically renewed (a "Renewal Term") for successive periods of one (1) year unless terminated by either party as set forth below, which termination shall be effective on an anniversary date of this Agreement. Notice of such termination shall be effectuated by the mailing of a certified letter, return receipt requested, not less than sixty (60) days immediately prior to the effective date of such termination, addressed to the other party in the manner and the address set forth in Section 13.

                                    2.       Notwithstanding such term, upon the
occurrence of an Event of Default, Capital may terminate this Agreement without notice. In addition, should Borrower become insolvent or unable to meet its debts as they mature, then Capital shall have the right to terminate this Agreement at any time without notice. On the date of a termination by Capital, all Obligations shall become immediately due and payable without notice or demand and shall be paid to Capital in cash or by a wire transfer of immediately available funds.

                                    3.       1.       Effect of Termination.
All of the Obligations shall be immediately due and payable upon the effective date of termination by Capital or, in the case of a termination by Borrower, upon the date specified in Borrower's notice of termination of this credit facility as the effective date of such termination. On the effective date of any termination (whether by Capital or Borrower), Capital shall have no obligation to make any Advances or otherwise to extend credit to or for the direct or indirect benefit of Borrower. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination, and Capital shall retain its liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination, until Borrower has satisfied all of the Obligations. Notwithstanding the payment in full of the Obligations, Capital shall not be required to terminate is security interests in the Collateral unless, with respect to any loss or damage Capital may incur as a result of dishonored payment items received by Capital from Borrower or any Account Debtor or maker of any promissory note and applied to the Obligations, Capital shall, at its option, (i) have received a written agreement, executed by Borrower and by any person or entity whose loans or other advances to Borrower are used in whole or in part to satisfy the reserves and liens on the Collateral for such period of time as Capital, in its reasonable discretion, may deem necessary to protect Capital from any such loss or damage. The provisions of this Section 3.1.3 hereof and all obligations of Borrower pursuant to this Agreement to indemnify Capital shall in all events survive any termination of this credit facility.

                           2.       Prepayment. Borrower may at any time after
the conclusion of the first six (6) months of the initial term hereof, on thirty
(30) days prior written notice, prepay the Obligations and terminate this Agreement by paying to Capital in cash or by a wire transfer of immediately available federal funds, the Obligations together with an amount equal to the following: (a) seventy-five percent (75%) of the average monthly interest hereunder during the immediately preceding six (6) months; multiplied by (b) the number of months of the unexpired balance of the term of this Agreement. When prepaying the Obligations, Borrower shall also pay the interest accrued on the principal amount being prepaid to the date of such prepayment.

                  4.       CREATION OF SECURITY INTEREST

                           1.       Grant of Security Interest. Borrower hereby
grants to Capital a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations owed by Borrower to Capital and in order to secure prompt performance by Borrower of each and all of its covenants and obligations under this Agreement and otherwise created. Capital's security interest in the Collateral shall attach to all Collateral without further act on the part of Capital or Borrower. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall, immediately upon written request therefor from Capital, endorse and assign such Negotiable Collateral over to Capital and deliver actual physical possession of the Negotiable Collateral to Capital.

                           2.       Right to Audit and Inspect. In order to
verify the validity of any Borrowing Base Certificate, Borrower shall, upon the request of Capital, promptly furnish Capital with copies of Borrower's purchase orders, sales journals, invoices, chattel paper, customer's purchase orders, or the equivalent, and original shipping or delivery receipts for all Inventory purchased and goods sold, and Borrower shall warrant the genuineness thereof. In addition, Capital shall be entitled to conduct from time to time during the term of this Agreement audits of Borrower's Books, business operations and Inventory and to check and test the same as to quality, quantity, value and condition. Borrower shall pay to Capital as an audit fee One Thousand Dollars ($1,000.00) per month.

                           3.       Sale of Inventory. Until the occurrence of
an Event of Default by Borrower under this Agreement, Borrower may, subject to the provisions hereof and consistent herewith, sell or lease the Inventory, but only in the ordinary course of Borrower's business. A sale or lease of Inventory in Borrower's ordinary course of business does not include an exchange or a transfer in partial or total satisfaction of a debt owing by Borrower, nor does it include an exchange for less than reasonably equivalent value.

                           4.       Continuation of Security Interest.
Notwithstanding termination of this Agreement, until all Obligations, contingent or otherwise, have been fully repaid and performed, Capital shall retain its security interest in all presently owned and hereafter arising or acquired Collateral, and Borrower shall continue to immediately deliver to Capital, in kind, all collections received respecting the Accounts.

                           5.       Perfection of Security Interest. Borrower
shall execute and deliver to Capital, concurrent with Borrower's execution of this Agreement, and at any time or times hereafter at the request of Capital, all financing statements, continuation financing statements, security agreements, assignments, endorsements, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents that Capital may reasonably request, in form satisfactory to Capital, to perfect and maintain perfected Capital's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement.

                           6.       Access to Borrower's Books. Capital (through
any of its officers, employees or agents) shall have the right, at any time or times hereafter, during Borrower's usual business hours, or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower's financial condition.

                           7.       Power of Attorney. Borrower hereby
irrevocably makes, constitutes and appoints Capital (and any of Capital's officers, employees or agents designated by Capital) as Borrower's true and lawful attorney with power:

                                    1.       Upon Borrower's failure or refusal
to comply with its undertakings contained in Section 4.5, to sign the name of Borrower on any of the documents described in that section or on any other similar documents which need to be executed, recorded and/or filed in order to perfect or continue perfected Capital's security interest in the Collateral;

                                    2.       To endorse Borrower's name on any
checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Capital's possession;

                                    3.       To sign Borrower's name on drafts
against account debtors, on schedules and assignments of Accounts, and on notices to account debtors;

                                    4.       After the occurrence of an Event of
Default, to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Capital, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward, within two (2) business days of Capital's receipt thereof, all other mail to Borrower;

                                    5.       To send requests for verification
of Accounts; and

                                    6.       To do all things necessary to carry
out this Agreement.

                           The appointment of Capital as Borrower's attorney,
and each and every one of Capital's rights and powers, being coupled with an interest, are irrevocable so long as any Accounts in which Capital has a security interest remain unpaid and until all of the Obligations have been fully paid and performed. Neither Capital nor its employees, officers or agents shall be liable for any acts or omissions or for any error in judgment or mistake of fact or law made in good faith except for gross negligence or willful misconduct.

                  5.       CONDITIONS PRECEDENT AND SUBSEQUENT

                           1.       Conditions Precedent. As conditions
precedent to any advances by Capital hereunder or any other Loan Agreements, Borrower shall execute and deliver, or cause to be executed and delivered, to Capital, in form and substance satisfactory to Capital and its counsel, the following:


                                    1. Financing statements (form UCC-1) and
fixture filings in form satisfactory for filing and recording with the appropriate governmental authorities.

                                    2.       Certified extracts from the minutes
of the meetings of Borrower's board of directors authorizing the borrowings and the granting of the security interest provided for herein and authorizing specific officers to execute and deliver the agreements provided for herein.

                                    3.       A certified copy of Borrower's
Articles of Incorporation and any amendments thereto, a certificate of good standing showing that Borrower is in good standing under the laws of the State of its incorporation and certificates indicating that Borrower has qualified to transact business and is in good standing in any other state in which the conduct of its business or its ownership of property requires that it be so qualified.

                                    4.       UCC searches, tax lien and
litigation searches, fictitious business statement filings, insurance certificates, notices or other similar documents which Capital may require and in such form as Capital may require, in order to reflect, perfect or protect the priority of Capital's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement.

                                    5.       A fully completed Borrowing Base
Certificate, dated as of the date of this Agreement, and certified as being true and correct by the Chief Executive Officer or Chief Financial Officer.

                                    6.       A separate general continuing
guaranty of the Obligations of Borrower to Capital, in a form acceptable to Capital in its sole discretion, duly executed and delivered by each of the Guarantors, respectively, to Capital.

                                    7.       With respect to each Guarantor that
is a corporation, partnership or limited liability company a separate security agreement, in form acceptable to Capital in its sole discretion, duly executed by each such Guarantor, granting to Capital a security interest in all of such Guarantors personal property in order to secure its obligations under its respective continuing guaranty.

                                    8.       With respect to each Guarantor that
is a corporation, partnership or limited liability company a copy of the certified extracts from the minutes of the meetings of each of such Guarantor's board of directors, partners or members, as appropriate authorizing its continuing guaranty of the Obligations, the granting to Capital of a security interest in the assets of such Guarantor, and authorizing specific officers, partners or members to execute and deliver the agreements provided for herein.

                                    9.  Evidence satisfactory to Capital
that Borrower has obtained insurance policies or binders, with such insurers and in such amounts as may be acceptable to Capital, respecting the Inventory, Equipment and any other tangible personal property comprising the Collateral and naming Capital as a loss payee on a lender's loss payee endorsement acceptable to Capital in its sole discretion.

                                    10.      INTENTIONALLY OMITTED

                                    11.      Separate subordination agreements,
in a form acceptable to Capital in its sole discretion, duly executed and delivered by each Subordinating Creditor, respectively, to Capital.

                                    12.      Evidence satisfactory to Capital,
in its sole discretion, that Borrower has recorded fictitious business name statements in the appropriate governmental offices regarding all of the trade names used by Borrower in its business.

                                    13.      The Loan Documents.

                                    14.      A legal opinion from Borrower's
counsel in form and content acceptable to Capital.

         6.       BORROWER'S REPRESENTATIONS AND WARRANTIES

                  Borrower makes the following representations and warranties which shall be deemed to be continuing representations and warranties so long as any credit hereunder shall be available and until the Obligations have been repaid in full:

                  1.       Existence and Rights.


                           1.       The chief executive office of Borrower is at
the address indicated in Section 13;

                           2.       Borrower is a corporation duly organized and
existing under the laws of the State of Nevada and is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of property requires that it be so qualified;

                           3.       Borrower has the right and power to enter
into this Agreement and each of the other Loan Documents;

                           4.       Borrower has the power, authority, rights
and franchises to own its property and to carry on its business as now conducted;

                           5.       Borrower has no investment in any other
business entity.

                  2. Agreement Authorized. The execution, delivery and performance by Borrower of this Agreement and each of the other Loan Documents:
(a) have been duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; and (b) shall not constitute a breach of any provision contained in Borrower's Articles or Certificate of Incorporation or Bylaws.

                  3. Binding Agreement. This Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms.

                  4. No Conflict. The execution, delivery and performance by Borrower of this Agreement and each of the other Loan Documents: (a) shall not constitute an event of default under any agreement, indenture or undertakings to which Borrower is a party or by which it or any of its property may be bound or affected; (b) are not in contravention of or in conflict with any law or regulation; and (c) do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof other than the security interests granted to Capital in the Collateral.

                  5. Litigation. Except as set forth on Exhibit 6.5, there are no actions or proceedings pending by or against Borrower or any guarantor of Borrower before any court or administrative agency, and Borrower has no knowledge or belief of any pending, threatened or imminent litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or any guarantor of Borrower, except for ongoing collection matters in which Borrower is the plaintiff and except as heretofore disclosed, in writing, to Capital. Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental or regulatory authority.

                  6. Financial Condition. All financial statements and information relating to Borrower which have been delivered by Borrower to Capital have been prepared in accordance with generally accepted accounting principles consistently applied, unless otherwise stated therein, and fairly and reasonably present Borrower's financial condition. There has been no material adverse change in the financial condition of Borrower since the date of the most recent of such financial statements submitted to Capital. Borrower has no knowledge of any liabilities, contingent or otherwise, which are not reflected in such financial statements and information, and Borrower has not entered into any special commitments or contracts which are not reflected in such financial statements or information which may have a materially adverse effect upon Borrower's financial condition, operations or business as now conducted.

                  7. Tax Status. Borrower has no liability for any delinquent state, local or federal taxes.

                  8. Title to Assets. Borrower has good title to its assets and the same are not subject to any liens or encumbrances other than those permitted by Section 6.11.

                  9. Trademarks and Patents. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

                  10. Environmental Quality. Borrower has in the past and is currently in compliance with any and all federal, state and local statutes, laws and regulations concerning the preservation of the environment and the use and disposal of hazardous and toxic materials and substances. Borrower is not aware that it is under investigation by any state or federal agency designed to enforce any of such laws or regulations.

                  11.      Accounts and General Intangibles.

                           1.       Borrower has good and marketable title to
the Accounts and General Intangibles, free and clear of liens, claims, security interests, or encumbrances (except as held by Capital, and except as may be specifically consented to, in advance and in writing, by Capital); at the time of their assignment to Capital the Accounts will be bona fide existing obligations created by the sale or lease of goods or the rendition of services to account debtors in the ordinary and usual course of business and will be owed to Borrower without any known defenses, disputes, offsets or counterclaims, or any rights of return or cancellation; Borrower shall have received no notice of actual or imminent bankruptcy or insolvency of any account debtor at the time the Account due from such account debtor is created; and in accordance with prudent credit policies, the account debtor shall be able to timely discharge all of its indebtedness to Borrower;

                           2.       Borrower shall deliver to Capital, as
Capital may from time to time require, original delivery receipts, customer's purchase orders, shipping instructions, bills of lading and other documentation respecting shipment arrangements. Absent such a request by Capital, copies of all such documentation shall be held by Borrower as custodian for Capital;

                           3.       At the time each Eligible Account is
assigned to Capital, such Eligible Account will be due and payable in accordance with the terms set forth in Section 1.11, or on such other terms approved, in writing, by Capital in advance of the creation of such Account, and such terms shall be expressly set forth on the face of the invoice for such Account. No Eligible Account will be past due at the time it is assigned to Capital.

                           12.      INTENTIONALLY OMITTED

                           13       INTENTIONALLY OMITTED

                           14.      Year 2000 Issues. Borrower has reviewed or
will expeditiously review, its operations with a view to assessing whether its business will have a "Year 2000 Problem" (as defined below). Borrower shall take all actions reasonably necessary and commit adequate resources to assure that its computer-based and other systems are able to effectively process data, including dates before, on or after January 1, 2000, without experiencing any Year 2000 Problem that is reasonably likely to cause a material adverse effect on Borrower or its business. Borrower will provide Lender with assurances and substantiations (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to Lender as to the capability of Borrower to conduct its business and operations before, on, or after January 1, 2000 without experiencing a Year 2000 Problem causing a material adverse effect on Borrower or its business. Borrower represents and warrants that it has a reasonable basis to believe that no Year 2000 Problem will cause a material adverse effect on Borrower or its business. As used herein, a "Year 2000 Problem" shall mean: (a) the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are used or relied on by Borrower in the conduct of its business malfunctioning, ceasing to function, generating incorrect data, or producing incorrect results when processing, providing, or receiving (i) date-related data from, into and between years 1999 and 2000 or (ii) any date-related data in connection with any valid date in the years 1999, 2000 and thereafter; or (b) any of the products and services sold, licensed, rendered or otherwise provided by Borrower in the conduct of its business malfunctioning, ceasing to function, generating incorrect data or producing incorrect results when processing, provided or receiving (i) date-related data from, into and between the years 1999 and 2000, or (ii) date-related data in connection with any valid date in the years 1999 and 2000.

                  7.       BORROWER'S AFFIRMATIVE COVENANTS

                           Borrower covenants and agrees that so long as any
credit hereunder shall be available and until the Obligations have been repaid in full, unless Capital shall otherwise consent in writing, Borrower shall do all of the following:

                           1.       Assignment Schedules and Invoices. Not less
than once each week, Borrower shall deliver to Capital: (1) an assignment schedule of all Accounts created by Borrower since the delivery of the immediately preceding assignment schedule required hereunder; (2) copies of invoices evidencing such sales and shipping evidence and proofs of delivery relating thereto.

                           2.       Rights and Facilities. Borrower shall
maintain and preserve all rights, franchises and other authority adequate for the conduct of its business. Borrower shall also maintain its properties, equipment and facilities in good order and repair and conduct its business in an orderly manner without voluntary interruption and maintain and preserve its existence.

                           3.       INTENTIONALLY OMITTED

                           4.       INTENTIONALLY OMITTED

                           5.       Insurance. Borrower, at its expense, shall
keep and maintain its Inventory and Equipment insured against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners who use such properties in similar businesses for the full insurable value thereof. Borrower shall deliver to Capital certified copies of such policies of insurance and evidence of the payments of all premiums therefor. Borrower shall also keep and maintain business interruption, public liability, and property damage insurance relating to Borrower's ownership and use of the Inventory, Equipment and its other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Capital. All such policies of insurance (except those of public liability and property damage) shall contain an endorsement in a form satisfactory to Capital showing Capital as a loss payee thereof, and all proceeds payable thereunder shall be payable to Capital and, upon receipt by Capital, shall be applied on account of the Obligations owing to Capital. To secure the payment of the Obligations, Borrower grants Capital a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof, and Borrower shall direct all insurers under such policies of insurance to pay all proceeds thereof directly to Capital.

                           6.       Notice of Litigation. If at any time during
the term of this Agreement any litigation, governmental investigations or claims, complaints, actions or prosecutions involving Borrower or any guarantor of Borrower's Obligations due Capital shall be commenced or threatened, Borrower shall immediately notify Capital in writing of such event.

                           7.       Submission of Records and Reports.

                                    1.       Borrower shall execute and deliver
to Capital by the fifteenth (15th) day of each month during the term of this Agreement, each certified by the Chief Executive Officer or Chief Operating Officer of Borrower as being true and correct, (i) a current detailed aging, by total and by customer, of Borrower's Accounts, and a Compliance Certificate in the form of Exhibit 7.7 from the Chief Executive Officer or Chief Operating Officer of Borrower certifying that no Event of Default currently exists under this Agreement, all of which shall be set forth in a form and shall contain such information as is acceptable to Capital;

                                    2.       Borrower shall promptly supply
Capital with such other information concerning its affairs as Capital may request from time to time hereafter, and shall promptly notify Capital of any material adverse change in Borrower's financial condition and of any condition or event which constitutes a breach of, or an event which constitutes an Event of Default under, this Agreement.

                           8.       Taxes. All assessments and taxes, whether
real, personal or otherwise, due or payable by, or imposed, levied or assessed against Borrower or any of its property shall be paid in full, before delinquency or before the expiration of any extension period. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law, and will execute and deliver to Capital, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower will make timely payment or deposit of all F.I.C.A. payments and withholding taxes required of it by applicable laws, and will, upon request, furnish Capital with proof satisfactory to Capital indicating that Borrower has made such payments or deposits.

                             9.       Financial Statements.

                                    1.       Borrower shall maintain a standard
and modern system of accounting in accordance with generally accepted accounting principles consistently applied with ledger and account cards and/or computer tapes, discs, printouts, and records pertaining to the Collateral which contain information as may from time to time be requested by Capital. Borrower shall not modify or change its method of accounting or enter into, modify or terminate any agreement presently existing, or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's accounting records without said accounting firm and/or service bureau agreeing to provide to Capital information regarding the Collateral and Borrower's financial condition. Borrower agrees to permit Capital and any of its employees, officers or agents, upon demand, during Borrower's usual business hours, or the usual business hours of third persons having control thereof, to have access to and examine all of Borrower's Books relating to the Collateral, the Obligations, Borrower's financial condition and the results of Borrower's operations, and, in connection therewith, permit Capital or any of its agents, employees or officers to copy and make extracts therefrom.

                           2.       For each of Borrower's fiscal years during
the term of this Agreement, Borrower shall deliver to Capital:

                                    1.       within thirty (30) days after the
         end of each month, a company prepared statement of the financial condition of Borrower for such monthly period, including, but not limited to, a balance sheet, a profit and loss statement, and a cash flow statement, and any other report requested by Capital relating to the Collateral and the financial condition of Borrower, and a certificate signed by the Chief Executive Officer or Chief Financial Officer of Borrower, to the effect that all statements and reports delivered or caused to be delivered to Capital under this subsection, fairly and thoroughly present the financial condition of Borrower and that there exists on the date of delivery to Capital no condition or event which constitutes an Event of Default under this Agreement or which, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Agreement;

                                    2.       within sixty (60) days after the
         end of the [first three (3) fiscal quarters] of Borrower's fiscal years, an unaudited statement of the financial condition of Borrower for each such quarterly period, prepared by independent certified public accountants acceptable to Capital, including, but not limited to, a balance sheet, a profit and loss statement, and a cash flow statement, and any other report requested by Capital relating to the Collateral and the financial condition of Borrower, and a certificate signed by the Chief Executive Officer or Chief Operating Officer of Borrower, to the effect that all reports, statements, computer disc or tape files, printouts, runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Capital under this subsection, fairly and thoroughly present the financial condition of Borrower and that there exists on the date of delivery to Capital no condition or event which constitutes an Event of Default under this Agreement or which, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Agreement;

                                    3.       within ninety (90) days after the
         end of each of Borrower's fiscal years, an audited statement of the financial condition of Borrower for such fiscal year, prepared by independent certified public accountants acceptable to Capital, including, but not limited to, a balance sheet, a profit and loss statement, and a cash flow statement, and any other report requested by Capital relating to the Collateral and the financial condition of Borrower, and a certificate signed by the Chief Executive Officer or Chief Operating Officer of Borrower, to the effect that all reports, statements, computer disc or tape files, printouts, runs, or other computer prepared information of any kind or nature relating to the foregoing or documents delivered or caused to be delivered to Capital under this subsection, fairly and thoroughly present the financial condition of Borrower and that there exists on the date of delivery to Capital no condition or event which constitutes an Event of Default under this Agreement or which, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Agreement.

                           10.      Financial Covenants. Borrower shall maintain
at all times during the term of this Agreement each of the following:

                                    1.       A Debt to Tangible Effective Net
Worth Ratio of not more than 6.3 to 1.0.

                                    2.       Working Capital of not less than
Five Hundred and Fifty Thousand and 00/100 Dollars ($550,000.00).

                                    3.       Tangible Net Worth of not less than
One Million and 00/100 Dollars ($1,000,000.00).

                           11.      Tax Returns. Borrower shall deliver to
Capital copies of each of Borrower's future federal income tax returns, and any amendments thereto, within fifteen (15) calendar days following the filing thereof with the Internal Revenue Service. Upon the written request of Capital, Borrower further agrees to promptly deliver to Capital copies of all receipts issued to Borrower for the payment of federal withholding taxes required of it.

                           12.      Payment of Debts. Borrower shall be at all
times hereafter solvent and able to pay its debts (including trade debts) as they mature.

                           13.      Compliance with Environmental Laws. Borrower
shall comply with any and all federal, state and local statutes, laws and regulations concerning the preservation of the environment and the use and disposal of hazardous and toxic materials and substances.

                           14.      Reimbursement for Capital Expenses. Upon the
demand of Capital, Borrower shall immediately reimburse Capital for all sums expended by Capital which constitute Capital Expenses, and Borrower hereby authorizes and approves all advances and payments by Capital for items constituting Capital Expenses.

                  8.       BORROWER'S NEGATIVE COVENANTS

                           Borrower covenants and agrees that so long as any
credit hereunder shall be available and until the Obligations have been repaid in full, unless Capital shall otherwise consent in writing, Borrower shall not do any of the following:

                           1.       Relocate of Chief Executive Office. Borrower
will not, without thirty (30) days prior written notification to Capital, relocate its chief executive office.

                           2.       Agreements with Account Debtors. After an
Event of Default hereunder, no discount, credit or allowance shall be granted by Borrower to any account debtor and no return of merchandise shall be accepted by Borrower without Capital's consent. Capital may, after an Event of Default, settle or adjust disputes and claims directly with account debtors for amounts and upon terms which Capital considers advisable, and in such cases, Capital will credit Borrower's account with only the net amounts received by Capital in payment of such disputed Accounts, after deducting all Capital Expenses incurred or expended in connection therewith.

                           3.       Storage of Inventory. The Inventory shall
not at any time or times hereafter be stored with a bailee, warehouseman or similar party without Capital's prior written consent, and, in such event, Borrower will, concurrent therewith, cause any such bailee, warehouseman or similar party to issue and deliver to Capital, in a form acceptable to Capital, warehouse receipts in Capital's name evidencing the storage of the Inventory.

                           4.       Business Structure and Operations. Borrower
shall not, without Capital's prior written consent:

                                    1.       Sell, lease, or otherwise dispose
of, move, relocate (except in connection with a relocation of Borrower's business facility) or transfer, whether by sale or otherwise, any of Borrower's assets, except sales of Inventory in the ordinary and usual course of Borrower's business as presently conducted, ;

                                    2.       Change Borrower's name or form of
entity, or add any new fictitious name;

                                    3.       Acquire, merge or consolidate with
or into any other business organization;

                                    4.       Enter into any transaction not in
the ordinary and usual course of Borrower's business;

                                    5.       Guarantee or otherwise become in
any way liable with respect to the obligations of any third party except by endorsement of instruments or items of payment for deposit to the general account of Borrower or which are transmitted or turned over to Capital;

                                    6.       Make any change in the Borrower's
financial structure or in any of its business objectives, purposes or operations which could adversely affect the ability of Borrower to repay the Obligations;

                                    7.       Incur any debts outside the
ordinary and usual course of Borrower's business;

                                    8.       Make any advance or loan in excess
of $25,000 to any person or entity;

                                    9.       Prepay any existing indebtedness
owing to any third party;

                                    10.      Cause, permit or suffer any change,
direct or indirect, in Borrower's capital ownership;

                                    11.      Make any distribution or declare or
pay any dividends (in cash or in stock) on, or purchase, acquire, redeem or retire any of its capital stock, of any class, whether now or hereafter outstanding;

                                    12.      Pay total cash compensation to
officers (Pat Swisher, CEO and President and W. Tom Reeder, EVP) of Borrower (or any of their relatives), including salaries, withdrawals, fees, bonuses, commissions, drawing accounts and other payments, whether directly or indirectly, in money or otherwise, during the each fiscal year of Borrower during the term of this Agreement in an aggregate amount for all such officers in excess of Five Hundred and Twenty-Five Thousand and 00/100 Dollars ($525,000.00);

                                    13.      Make any plant or fixed capital
expenditure, or any commitment therefor, in any fiscal year, in an aggregate amount in excess of Two Hundred Thousand and 00/100 Dollars ($200,000.00);

                                    14.      Suspend or go out of business.

                           5.       ERISA.

                                    1.       Borrower shall not withdraw from
participation in, permit the termination or partial termination of, or permit the occurrence of any other event with respect to any deferred compensation plan maintained for the benefit of Borrower's employees under circumstances that could result in liability to the Pension Benefit Guaranty Corporation, or any of its successors or assigns, or to any entity which provides funds for such deferred compensation plan.

                                    2.       Borrower shall not withdraw from
any multi-employer plan described in Section 4001(a)(3) of ERISA which covers Borrower's employees.


                  9.       EVENTS OF DEFAULT

                           Any one or more of the following events shall
constitute an Event of Default by Borrower under this Agreement:

                           1.       Failure to Pay Obligations. If Borrower
fails to pay when due and payable or when declared due and payable all or any portion of the Obligations owing to Capital (whether of principal, taxes, reimbursement of Capital Expenses, or otherwise);

                           2.       Failure to Perform. If Borrower or any
guarantor fails or neglects to perform, keep or observe any term, provision, condition, covenant, agreement, warranty or representation contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and

Capital or any guarantor and Capital and such failure has a materially adverse effect on the Collateral or the business operations of Borrower;

                           3.       Inaccurate Information. If any
representation, statement, report, or certificate made or delivered by Borrower, or any of its officers, employees or agents, to Capital is not true and correct, including, but not limited to, any Borrowing Base Certificate delivered to Capital pursuant to this Agreement;

                           4.       Third Party Claim. If all or a material
portion of Borrower's assets are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any Judicial Officer or Assignee;

                           5.       Impairment. If there is a material
impairment of the prospect of repayment of all or any portion of the Obligations owing to Capital or a material impairment of the value or priority of Capital's security interests in the Collateral;

                           6.       Voluntary Insolvency Proceeding. If an
Insolvency Proceeding is commenced by Borrower;

                           7.       Involuntary Insolvency Proceeding. If an
Insolvency Proceeding is commenced against Borrower;

                           8.       Interruption of Business. If Borrower is
enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

                           9.       Governmental Lien. If a notice of lien, levy
or assessment is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or if any tax or debt owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any or all of the Borrower's assets and the same is not paid on the payment date thereof;

                           10.      Liens. If a judgment or other claim becomes
a lien or encumbrance upon all or a material portion of Borrower's assets;

                           11.      Default in Agreement with Third Party. If
there is a default in any loan agreement, mortgage, indenture or other agreement to which Borrower is a party with third parties and Capital determines that such default shall have a materially adverse effect on Borrower's business or the prospects for repayment of the Obligations;

                           12.      Payment on Subordinated Debt. If Borrower
makes any payment on Subordinated Debt in violation of the applicable Subordination Agreement;

                           13.      Misrepresentation. If any misrepresentation
exists now or hereafter in any warranty or representation made to Capital by Borrower or any officer or director of Borrower, or if any such warranty or representation is withdrawn by Borrower or by any officer or director of Borrower;

                           14.      Impairment of Guaranty. If any guarantor of
Borrower's indebtedness to Capital dies, terminates its guaranty, defaults in the payment or performance of any obligations of guarantor owing to Capital, or becomes the subject of an Insolvency Proceeding;

                           15.      Reportable Event Under ERISA. If any
reportable event, which Capital determines will have a material adverse effect on the financial condition of Borrower or which Capital determines constitutes grounds for the termination of any deferred compensation plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan, shall have occurred and be continuing thirty (30) days after written notice of such determination shall have been given to Borrower by Capital, or any such Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any such plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any plan and in case of any event described in this
Section 9.15, the aggregate amount of the Borrower's liability to the Pension Benefit

Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA shall exceed five percent (5%) of Borrower's tangible net worth; or

                           16.      Withdrawal from Multi-Employer Plan.
Borrower shall have withdrawn from a multi-employer plan described in Section 4001(a)(3) of ERISA and incurs withdrawal liability as a result thereof.

                           17.      Repudiation of or Default Under Guaranty. If
any Guarantor dies, goes out of business, ceases operations, becomes insolvent, becomes the subject of any voluntary or involuntary bankruptcy, purports to revoke or terminate its Guaranty, defaults in the payment or performance of any obligations of Guarantor owing to Capital or disputes liability under this Guaranty.

                           18.      Cure Periods. Notwithstanding anything
contained in this Section 9 to the contrary, Capital shall refrain from exercising its rights and remedies and an Event of Default shall not be deemed to have occurred by reason of the occurrence of: (i) an event set forth in
Section 9.7 if, within thirty (30) calendar days from the date thereof, the same is discharged or dismissed, or (ii) any of the events set forth in Sections 9.4 or 9.10 if, within ten (10) calendar days from the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; provided, however, if the event is the institution of Insolvency Proceedings against Borrower, Capital shall not be obligated to make advances to Borrower during such cure period.

                  10.      CAPITAL'S RIGHTS AND REMEDIES

                           1.       Remedies. Upon the occurrence of an Event of
Default by Borrower under this Agreement, Capital may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                                    1.       Declare all Obligations, whether
arising pursuant to this Agreement or otherwise, immediately due and payable;

                                    2.       Cease advancing money or extending
credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Capital;

                                    3.       Setoff, appropriate and apply any
and all deposits held or owing to Capital to or for credit or account of Borrower against and on account of the Obligations of Borrower arising under the Loan Documents;

                                    4.       Terminate this Agreement and any of
the other Loan Documents as to any future liability or obligation of Capital, but without affecting Capital's rights and security interest in the Collateral and without affecting the Obligations owing by Borrower to Capital;

                                    5.       Capital or Capital's designee may
notify customers, account debtors or lessees of Borrower that the Accounts have been assigned to Capital and that Capital has a security interest therein, collect them directly, and charge the collection costs and expenses to Borrower's loan account;

                                    6.       Without notice to or demand upon
Borrower or any guarantor, make such payments and do such acts as Capital considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Capital so requires, and to make the Collateral available to Capital as Capital may designate. Borrower authorizes Capital to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Capital appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith;

                                    7.       Capital is hereby granted a license
or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral and Borrower's rights under all licenses, and all franchise agreements shall insure to Capital's benefit;

                                    8.       Ship, reclaim, recover, store,
finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral;

                                    9.       Sell the Collateral at either a
public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms. It is not necessary that the Collateral be present at any such sale;

                                    10.      In connection with any such sale,
the standard of commercial reasonableness will be deemed satisfied if Capital does the following:

                                             1.       Location of Sale(s). The
         sale(s) may be conducted at Borrower's premises, Capital's premises, the premises of any third party located in or adjacent to any county in which any of the collateral is located, or any other location which Capital believes is reasonably convenient to potential purchasers. The selection of any such location(s) shall be in the sole and absolute discretion of Capital.

                                             2.       Notice of Sale. Capital
         shall give notice of the disposition of the Collateral as follows:

                                                      1.       Capital shall
                  give Borrower and each holder of a security interest in the Collateral who has filed with Capital a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

                                                      2.       The notice shall
                  be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 13, at least ten (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Capital;

                                                      3.       If the sale is to
                  be a public sale, Capital shall also give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

                                    3.       Capital may credit bid and purchase
at any public sale;

                                    4.       Borrower shall pay all Capital
Expenses incurred in connection with Capital's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Capital;

                                    5.       Any deficiency which exists after
disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third parties, to Borrower by Capital.

                           2.       Cumulative Rights. Capital's rights and
remedies under this Agreement and all other agreements shall be cumulative. Capital shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Capital of one right or remedy shall be deemed an election, and no waiver by Capital of any default on Borrower's part shall be deemed a continuing waiver. No delay by Capital shall constitute a waiver, election or acquiescence by it.

                  11.      TAXES AND EXPENSES REGARDING THE COLLATERAL

                           If Borrower fails to pay any monies (whether taxes,
assessments, insurance premiums, or otherwise) due to third persons or entities, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then Capital may, to the extent that it determines in its sole discretion that such failure by Borrower could have a material adverse change on Capital's interests in the Collateral, in its discretion and without prior notice to Borrower, (i) make payment of the same or any part thereof; (ii) set up such reserves in Borrower's loan account as Capital deems necessary to protect Capital from the exposure created by such failure; or (iii) both. Any amounts paid or deposited by Capital shall constitute Capital Expenses, shall be immediately charged to Borrower's loan account and become additional Obligations owing to Capital, shall bear interest at the applicable rate set forth in Section 2.4, and shall be secured by the Collateral. Any payments made by Capital shall not constitute: (i) an agreement by Capital to make similar payments in the future, or (ii) a waiver by Capital of any Event of Default under this Agreement. Capital need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien, and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

                  12.      WAIVERS

                           1.       Application of Payments. Borrower waives the
right to direct the application of any and all payments at any time or times hereafter received by Capital on account of any Obligations owed by Borrower to Capital, and Borrower agrees that Capital shall have the continuing exclusive right to apply and reapply such payments in any manner as Capital may deem advisable, notwithstanding any entry by Capital upon its books.

                           2.       Demand, Protest, Default, Etc. Except as
otherwise provided herein, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by Capital on which Borrower may in any way be liable.

                           3.       Maintenance of Collateral. So long as
Capital complies with its obligations, if any, under Section 9207 of the Code, Capital shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Inventory and/or Equipment; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk or loss, damage or destruction of the Inventory and Equipment shall be borne by Borrower.

                           4.       Confidential Relationship. Borrower waives
the right to assert a confidential relationship, if any, it may have with any accounting firm and/or service bureau in connection with any information requested by Capital pursuant to or in accordance with this Agreement, and agrees that Capital may contact directly any such accounting firm and/or service bureau in order to obtain such information.

                  13.      NOTICES

                           Unless otherwise specifically provided herein, all
notices and service of any process shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if confirmed and if transmitted on a Business Day before 4:00 p.m. (Eastern Standard time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

                  If to Borrower:         SWISHER INTERNATIONAL, INC.
                                          6849 Fairview Road
                                          Charlotte, N. C. 28210
                                    Attn: Thomas W. Busch, Chief Financial
                                          Officer

                                          Telecopier Number (704) 365-8941

                  If to Capital:          CAPITAL FACTORS, INC.
                                          One Morrocroft Center
                                          6805 Morrison Blvd.
                                          Charlotte, NC 28211
                                    Attn: Michael J. Sullivan, Senior Vice
                                          President

                                          Telecopier Number (704) 364-0308

                           The parties hereto may change the address at which
they are to receive notices and the telecopier number at which they are to receive telecopies hereunder, by notice in writing in the foregoing manner given to the other.

                  14.      DESTRUCTION OF BORROWER'S DOCUMENTS

                           Any documents, schedules, invoices or other papers
delivered to Capital may be destroyed or otherwise disposed of by Capital four
(4) months after they are delivered to or received by Capital, unless Borrower requests, in writing, the return of the said documents, schedules, invoices or other papers and makes arrangements, at Borrower's expense, for their return.

                  15.      CHOICE OF LAW

                           The validity of this Agreement, its construction,
interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined under, governed by, and construed in accordance with the laws of the State of North Carolina. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts located in the County of Mecklenburg, State of North Carolina. Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court ordered relief.

                  16.      GENERAL PROVISIONS

                           1.       Representations and Warranties Repeated.
Each representation, warranty and agreement contained in this Agreement shall be automatically deemed repeated with each advance and shall be conclusively presumed to have been relied on by Capital regardless of any investigation made or information possessed by Capital. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements which Borrower shall give, or cause to be given, to Capital, either now or hereafter.

                           2.       Binding Agreement. This Agreement shall be
binding and deemed effective when executed by Borrower and accepted and executed by Capital.

                           3.       Right to Grant Participations. This
Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however , that Borrower may not assign this Agreement or any rights hereunder without Capital's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Capital shall release Borrower from its Obligations to Capital. Capital may assign this Agreement and its rights and duties hereunder. Capital reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Capital's rights and benefits hereunder. In connection therewith, Capital may disclose all documents and information which Capital now or hereafter may have relating to Borrower or Borrower's business.

                           4.       Indemnification. In consideration of the
execution and delivery of this Agreement and the extension of financial accommodations by Capital to Borrower pursuant to this Agreement, Borrower agrees to indemnify, save, exonerate, and hold Capital, and each of the officers, directors, employees and agents of Capital (herein collectively called the "Indemnitees" and individually called an "Indemnitee") free and harmless from and against any and all actions, claims, causes of action, suits, losses, liabilities, damages, and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs for in-house legal services provided and attorneys' fees in all bankruptcy proceedings) and disbursements (herein collectively called the "Indemnified Liabilities"), which may be incurred by or asserted against the Indemnitees or any Indemnitee as a result of, or arising out of, or relating to, or in connection with, any investigation, litigation, or proceeding related to any use made or proposed to be made by Borrower of the proceeds of any advance or loan made hereunder, or the consummation of the transactions contemplated hereby, whether or not any such Indemnitee is a party thereto, and, if and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities as is permissible under applicable law.

                           If any action, suit, or proceeding arising from any
of the foregoing is brought against Capital, or any Indemnitee or affiliate of an Indemnitee indemnified or intended to be indemnified pursuant to this

Section 16.4, Borrower, to the extent and in the manner directed by the Indemnitee or intended Indemnitee, shall resist and defend such action, suit, or proceeding or cause the same to be resisted and defended by counsel designated by Borrower (which counsel shall be reasonably satisfactory to the Indemnitee or intended Indemnitee). Each Indemnitee shall use its best efforts to cooperate in the defense of any such action, writ, or proceeding. Borrower shall have no obligation to any Indemnitee under this Section 16.4 to the extent that the Indemnified Liabilities resulted from the gross negligence or willful misconduct on the part of any Indemnitee. The Obligations of Borrower under this Section
16.4 shall survive the termination of this Agreement and the discharge of the Borrower's other Obligations hereunder.

                           5.       Section Headings. Section headings and
section numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

                           6.       Interpretation. Neither this Agreement nor
any uncertainty or ambiguity herein shall be construed or resolved against Capital or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                           7.       Severability. Each provision of this
Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                           8.       Modification and Merger. This Agreement
cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations, if any, are merged into this Agreement.

                           9.       Good Faith Requirement. The parties intend
and agree that their respective rights, duties, powers, liabilities, obligations and discretions shall be performed, carried out, discharged and exercised reasonably and in good faith.

                           10.      JURY TRIAL. BORROWER AND CAPITAL EACH WAIVE
ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS.

                  IN WITNESS WHEREOF, BORROWER AND CAPITAL HAVE CAUSED THEIR DULY AUTHORIZED OFFICERS TO EXECUTE THIS AGREEMENT TO BE EFFECTIVE ON THE DATE FIRST SET FORTH ABOVE.


WITNESSES:                                   SWISHER INTERNATIONAL, INC.
                                             a Nevada corporation

             Mark T. Blake                By: /s/ Patrick L. Swisher
---------------------------------------      ----------------------------------
            Thomas W. Busch                       Patrick L. Swisher, President
---------------------------------------


                                             CAPITAL FACTORS, INC.,
                                             a Florida corporation

                                          By: /s/ Michael J. Sullivan
---------------------------------------      ----------------------------------
                                                  Michael J. Sullivan
---------------------------------------           Senior Vice President

STATE OF NORTH CAROLINA    )
                           ) SS:
COUNTY OF MECKLENBURG      )


         The foregoing instrument was acknowledged before me this 30 day of June, 1999 by PATRICK L. SWISHER, as President of SWISHER INTERNATIONAL, INC., a Nevada corporation, on behalf of the corporation. He is personally known to me or [] has produced _________________________________, as identification.


                                              /s/ Amy K. Simpson
                                   ---------------------------------------------
                                   Notary Public, State of North Carolina
                                   Print Name:  AMY K. SIMPSON
My Commission Expires:

      November 15, 2002
---------------------------
                                   Commission Number:
                                                      --------------------------

                                      [NOTARIAL SEAL]



STATE OF  NORTH CAROLINA   )
                           ) SS:
COUNTY OF MECKLENBURG      )


         The foregoing instrument was acknowledged before me this 8th day of July, 1999 by MICHAEL J. SULLIVAN, as Senior Vice President of CAPITAL FACTORS, a Florida corporation, on behalf of t he corporation.

                                               /s/ Nancy M. Watson
                                   --------------------------------------------
                                   Notary Public, State of  North Carolina
                                   Print Name:  NANCY M. WATSON

My Commission Expires:

      6-23-2001
---------------------------
                                   Commission Number:
                                                      --------------------------

                                      [NOTARIAL SEAL]

                                    SAMPLE

                                                                     EXHIBIT 1.4

            BORROWING BASE CERTIFICATE AND DISBURSEMENT INSTRUCTIONS
                       Present to : Capital Factors, Inc.
               6805 Morrison Blvd., Suite 300, Charlotte, NC 28211


By:      SWISHER INTERNATIONAL, INC             Date:__________________________

         6849 Fairview Road                     Client #: SWI01
                                                          _____________________
         Charlotte, North Carolina              Certificate #:_________________


Pursuant to Section 2.6 of that certain Loan and Security Agreement dated ______, as amended, between Swisher International, Inc. and Capital Factors, Inc. (defined terms therein being used with the same meanings), the undersigned represents the following:

I.       COLLATERAL COMPUTATION
-------------------------------
A.       ACCOUNTS RECEIVABLE
1.       A/R balance forward from Line 5 of Borrowing Base Certificate #_________         ______________
2.       Add:  Net sales on assignment # ________________, (attached):                    ______________
3.       Subtract:  Net collections on collection report #___________, (attached):        ______________
4.       Subtract:  Returns & other credits:                                              ______________
5.       Gross A/R:  (Line 1 plus Line 2, minus Line 3, minus Line 4)                     ______________
6.       Subtract:  Ineligible A/R:  (from page 2)                                        ______________
7.       ELIGIBLE A/R:  (Line 5 minus Line 6)                                                           ______________


II.      BORROWING BASE COMPUTATION
B.       ACCOUNTS RECEIVABLE
8.       TOTAL BORROWING BASE (Lesser of 80% of Line 7 or $1,750,000):                                  ______________


III.     LOAN COMPUTATION
9.       Adjusted loan balance from Line 13 of Borrowing Base Certificate # ________:     ______________
10.      Subtract: Net collections on collection report #________, (attached):            ______________
11.      Add: other charges                                                               ______________
12.      ADD: ADVANCE REQUESTED ON THIS BORROWING BASE CERTIFICATE:                       ______________
13.      Adjusted loan balance (Line 9 minus Line 10, plus Line 11, plus                  ______________
         Line 12):                                                                                      ______________


IV.      AVAILABILITY
14.      Total Borrowing Base (from Line 8):                                              ______________
15.      Subtract:  Adjusted loan balance (Line 13):                                      ______________
16.      AVAILABLE TO BORROW (Line 14 minus Line 15) Must be a positive #:                              ______________



DISBURSEMENT INSTRUCTIONS: Please transfer the amount requested on Line 12 above to our account #______________________ at ___________________ Bank.

CERTIFICATION: In connection with the foregoing and page 2 hereof, the undersigned further certifies that no Event of Default or an event which the giving of notice or the passage of time both would constitute an Event of Default presently exists.

CERTIFIED, TRUE AND CORRECT:                   SWISHER INTERNATIONAL, INC.

                                      BY:
                                               -------------------------
                                               THOMAS W. BUSCH
                                      TITLE:   CHIEF FINANCIAL OFFICER

                                    SAMPLE


PAGE 2 OF BORROWING BASE CERTIFICATE #______________________________



BY:      SWISHER INTERNATIONAL, INC.
         6849 Fairview Road
         Charlotte, North Carolina





COMPUTATION OF INELIGIBLE ACCOUNTS AS OF:    ___________/___________/__________

         a.       Accounts 120 days or more past due                             ______________
         b.       Government accounts                                            ______________
         c.       Affiliate accounts other than Lone Star Hygiene or Charlotte   ______________
                  Hygiene Associates                                             ______________
         d.       Concentrations in excess of 25%
         e.            % of Line IA1 of page 1                                   ______________
         f.       Cross aged 25% or more                                         ______________
         g.       Finance charges                                                ______________
         h.       Employee accounts                                              ______________
         i.       COD accounts                                                   ______________
         j.       Contra accounts                                                ______________
         k.       Credits                                                        ______________
         l.       Foreign Accounts other than Canada                             ______________
         m.       Consignment, guaranteed sale accounts                          ______________
         n.       Pre-billed accounts                                            ______________
         o.       Account with terms in excess of net 30 days                    ______________
         p.       Other                                                          ______________

TOTAL INELIGIBLE ACCOUNTS: (Enter on Line 6 on page 1)                                             ______________

                                    SAMPLE


                                                                     EXHIBIT 2.3



                          TELEPHONE INSTRUCTION LETTER



                                   June    , 1999





Capital Factors, Inc.
6805 Morrison Blvd.
Suite 300
Charlotte, North Carolina  28211

Attn:

Gentlemen:

         Please refer to that certain Loan and Security Agreement of even date herewith between us (as at any time amended, the "Loan Agreement").

         From any advances which you make to us under the Loan Agreement, we hereby authorize and direct you to make disbursements from time to time for our account to our bank account number maintained with ______________, N.A. upon receipt of telephone instructions from any of the following persons or their respective designees:

                  Name:                    Title
                  Patrick L. Swisher       Chairman of the Board,/President
                  Thomas W. Busch          Chief Financial Officer
                  Ron Blake                Vice President Finance

         You shall have no liability to us whatsoever for acting upon any such telephone instruction which you, in good faith, believe was given by any of the above designated persons or their respective designees and you shall have no duty to inquire as to the propriety of any disbursement.

         You shall have the right to accept the telephone instructions of any of the above designated persons or their respective designees unless and until actual receipt by you from us of written notice of termination of the authority of any such designated persons. We may change persons designated to give you telephone instructions only by delivering to you written notice of such change, but you shall be authorized in all events to act upon the telephone instructions of other persons whom you in good faith believe to be one of our officers.

                                    SAMPLE



Unless and until you advise us to the contrary, each telephone instruction from the above-named persons or their respective designees shall be followed by a written confirmation of the request for disbursement in such form as you make available from time to time to us for such purpose.




                                             Very truly yours,




                                             By:
                                                -------------------------------

                                             Title:
                                                   ----------------------------

                                    SAMPLE



                                                                     EXHIBIT 2.7
                                 CAPITAL FACTORS
                                COLLECTION REPORT


CLIENT: SWISHER INTERNATIONAL, INC.                   REPORT #
                                                               ----------------
                                                      DATE:
                                                           --------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                               INVOICE                                                                CHECK
       CUSTOMER              INVOICE #         AMOUNT                        DISCOUNT             DEDUCTION           AMOUNT
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
TOTALS

-----------------------------------------------------------------------------------------------------------------------------------

                                                                     EXHIBIT 6.5



     Litigation Matters



         There is no material litigation against the Company other than as disclosed in the filings with the Securities and Exchange Commission in the Company's Form 10KSB for the year ended October 31, 1998; Form 10QSB for the quarter ended January 31, 1999; and Form 10QSB for the quarter ended April 30, 1999.

                                    SAMPLE


                                                                     EXHIBIT 7.7



                             COMPLIANCE CERTIFICATE



         THE UNDERSIGNED, BEING THE _______________________________ OF SWISHER
INTERNATIONAL, INC., A NEVADA CORPORATION ("SWISHER"), HEREBY CERTIFIES TO CAPITAL FACTORS, INC. (""CAPITAL"), THAT NO EVENT OF DEFAULT (AS DEFINED IN A CERTAIN LOAN AND SECURITY AGREEMENT DATED AS OF JUNE ___, 1999 BY AND BETWEEN SWISHER AND CAPITAL (THE "AGREEMENT") CURRENTLY EXISTS UNDER THE AGREEMENT, AND THERE IS NO CONDITION OR EVENT WHICH CONSTITUTES AN EVENT OF DEFAULT UNDER THE AGREEMENT, OR WHICH WITH THE GIVING OF NOTICE OR THE PASSAGE OF TIME OR BOTH CONSTITUTES AN EVENT OF DEFAULT UNDER THE AGREEMENT.




DATED:
      ---------------------------------               -------------------------